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                                                                    Exhibit 23.2




                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Lam Research Corporation for the registration of its 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated July 20, 2001, with respect to the consolidated financial statements and schedule of Lam Research Corporation included in its Annual Report (Form 10-K) for the year ended June 24, 2001, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


San Jose, California
January 30, 2002